SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2006

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

YRC Worldwide Inc. (the “Company”) is providing the following additional information regarding its July 2006 less-than-truckload (“LTL”) tonnage trends for its Yellow Transportation and Roadway subsidiaries. All data is stated as of the close of business on July 27, 2006. Roadway’s month-to-date July LTL tonnage when compared with the same period in 2005 is slightly above the 2005 July period, and Yellow Transportation’s month-to-date July LTL tonnage when compared to the same period in 2005 is slightly below the 2005 period. These tonnage trends are consistent with the Company’s expectations for July and the third quarter of 2006 as Yellow Transportation continues to work through customer mix issues. The Company continues to expect that both its Yellow Transportation and Roadway subsidiaries will have low single digit LTL tonnage growth for the 2006 year, when compared to 2005.

This Item 7.01 of this Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect” and “will” and similar expressions are intended to identify forward-looking statements regarding tonnage growth. It is important to note that the company’s actual future results regarding tonnage and tonnage growth could differ materially from those projected in such forward-looking statements because of a number of factors, including (without limitation), economic activity, inflation, inclement weather, decisions on business mix, impact of changes of operations, price and availability of fuel, competitor pricing activity, effects of a terrorist attack, and labor relations.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits.

Not applicable

Information in this Current Report that is being furnished pursuant to Item 2.02 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information furnished pursuant to Item 2.02 in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC Worldwide Inc.
(Registrant)

Date: July 31, 2006	By:	/s/ Daniel J. Churay
Daniel J. Churay,
Senior Vice President,
General Counsel and Secretary